Exhibit 99.1

Unusual Machines finalizes working capital, extends loan, and reduces outstanding common shares

Unusual Machines, Inc. (NYSE: UMAC), a leader in the American drone industry, announces finalization of several transactions with Red Cat Holdings (“Red Cat”) including one relating to the closing conditions related to the acquisitions of Rotor Riot and Fat Shark.

The Share Purchase Agreement under which we acquired Rotor Riot and Fat Shark from Red Cat contained a provision for a subsequent determination of the working capital of Rotor Riot and Fat Shark. Following negotiations, UMAC and Red Cat agreed upon a $2.0 million final working capital adjustment. Instead of UMAC paying Red Cat $2.0 million now the parties agreed to amend the existing note payable from $2.0 million to $4.0 million and extend the maturity date of the note to November 30, 2025.

Separately Red Cat entered into an agreement with two third party shareholders to divest itself of its investment in UMAC. In order to accommodate Red Cat and the two shareholders, Red Cat exchanged their 4,250,000 of common shares for Series A preferred stock. The Series A shares do not have voting rights and include beneficial ownership limitations preventing the shareholders from owning in excess of 4.99% (increasable to 9.9% on at least 61 days’ notice) of all outstanding common stock.

“Following the recent launch of the Brave 7 flight controller, Unusual Machines will continue to focus on expanding our portfolio of USA made drone components and the changes in ownership support our long-term growth strategy," said Allan Evans, CEO of Unusual Machines. "We look forward to continuing our work with the entire Red Cat team as we launch several new products and initiatives."

Brian Hoff, CFO of Unusual Machines, added, “We are excited to have the acquisition of Rotor Riot and Fat Shark completed with the working capital adjustment finalized. The conversion of the Red Cat shares to preferred shares and subsequent sale of these shares helps reduce our shareholder concentration of Unusual Machines as we look forward to our next phase of growth.”

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including seeking to be a dominant Tier-1 supplier and positioning UMAC for growth. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements, including obtaining Blue UAS approval, our ability to provide a more secure and reliable supply chain to our customers, our targeted shipping date of orders in early August, and our ability to develop a suite of American-made components. The results expected by some or all of these forward-looking statements may not occur. Factors that affect these forward-looking statements are described more fully in the section titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com